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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: May 12, 2008

                      IMPULSORA de FONDOS BANAMEX, S.A. de C.V.



                      By: /s/ Alberto Gomez Sandoval
                         --------------------------------------------
                         Name:   Alberto Gomez Sandoval
                         Title:  Finance Director



                      ACCIONES y VALORES BANAMEX, S.A. de C.V.



                      By: /s/ Alberto Gomez Sandoval
                         --------------------------------------------
                         Name:  Alberto Gomez Sandoval
                         Title: Finance Director



                      GRUPO FINANCIERO BANAMEX, S.A. de C.V.



                      By: /s/ Mayela De Maria Camacho
                         --------------------------------------------
                         Name:  Mayela De Maria Camacho
                         Title: Senior Legal Counsel



                      CITICORP (MEXICO) HOLDINGS LLC



                      By: /s/ William H. Wolf
                         --------------------------------------------
                         Name:  William H. Wolf
                         Title: President



                      CITIGROUP INC.



                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:   Riqueza V. Feaster
                         Title:  Assistant Secretary